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                                                                     EXHIBIT 4.3


          TEMPORARY CERTIFICATE: EXCHANGEABLE FOR DEFINITIVE ENGRAVED
                      CERTIFICATE WHEN READY FOR DELIVERY


   COMMON STOCK                                               COMMON STOCK
------------------                                         ------------------
|                |         BOSTON PROPERTIES, INC.         |                |
------------------                                         ------------------
 $0.01 PAR VALUE                                             $0.01 PAR VALUE


     Incorporated under the laws of the State of Delaware     CUSIP 101121 10 1
   TRANSFERABLE IN THE CITIES OF BOSTON, MA OR NEW YORK, NY   SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
                                                              AND RESTRICTIONS

         -------------------------------------------------------------
         | THIS CERTIFIES THAT                                       |
         |                                                           |
         |                                                           |
         |                                                           |
         |                                                           |
         | IS THE OWNER OF                                           |
         -------------------------------------------------------------


           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF
BOSTON PROPERTIES, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Certificate of Incorporation and By-Laws of the Corporation, each as from time to time amended, to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


DATED:

                       [SEAL OF BOSTON PROPERTIES, INC.]
/s/ David G. Gaw                                            /s/ Edward H. Linde
TREASURER                                                   PRESIDENT


             Countersigned and Registered:
                                     BankBoston, N.A.


             By  /s/ Mary Penzic                                Transfer Agent
                                                                and Registrar


                                                           Authorized Signature



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                            BOSTON PROPERTIES, INC.

      The shares of Boston Properties, Inc. (the "Corporation") represented by this certificate are subject to restrictions set forth in the Corporation's Certificate of Incorporation which prohibit in general (a) any Person (other than a Related Party or a Look-Through Entity) from Beneficially Owning shares of Equity Stock in excess of the Ownership Limit, (b) any L-Related Party from Beneficially Owning shares of Equity Stock which, when aggregated with the shares of Equity Stock Beneficially Owned by all other L-Related Parties, are in excess of the Related Party Limit, (c) any Z-Related Party from Beneficially Owning shares of Equity Stock which, when aggregated with the shares of Equity Stock Beneficially Owned by all other Z-Related Parties, are in excess of the Related Party Limit, (d) any Look-Through Entity from Beneficially Owning shares of Equity Stock in excess of the Look-Through Ownership Limit and (e) any Person from acquiring or maintaining any ownership interest in the stock of the Corporation that is inconsistent with (i) the requirements of the Code pertaining to real estate investment trusts or (ii) the Certificate of Incorporation of the Corporation, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions. Capitalized terms used in this paragraph and not defined herein are defined in the Corporation's Certificate of Incorporation.

      The Corporation with furnish without charge, to each stockholder who so requests, a copy of the relevant provisions of the Certificate of Incorporation and By-laws of the Corporation, a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or to the transfer agent named on the face hereof.

      This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement between Boston Properties, Inc. and BankBoston, N.A., as Rights Agent, dated as of June 16, 1997, as amended, restated, renewed or extended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Boston Properties, Inc. and the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Boston Properties, Inc. may redeem the Rights at a redemption price of $0.001 per Right, subject to adjustment, under the terms of the Rights Agreement. Boston Properties, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by Acquiring Persons or any Affiliates or Associates thereof (as defined in the Rights Agreement), and any subsequent holder of such Rights, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

    The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as through they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common        UNIF GIFT MIN ACT_______Custodian_______
                                                       (Cust)          (Minor)

TEN ENT - as tenants by the entireties                 under Uniform Gifts to
                                                       Minors Act

JT TEN  - as joint tenants with right                  _______________________
          of survivorship and not as                          (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.

For value received,___________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE
[______________________________________]________________________________________

________________________________________________________________________________
   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
                                   ASSIGNEE.

________________________________________________________________________________


_________________________________________________________________________Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises


Dated:________________


                        Signature(s)____________________ _____________________

Signature Guaranteed by:
                                 NOTICE: The signature(s) to this assignment
                                 must correspond with the name as written upon
                                 the face of the Certificate, in every
                                 particular, without alteration or enlargement
_________________________        or any change whatever.